August 20, 1997



Nine West Group Inc.
9 West Broad Street
Stamford, Connecticut  06902

     Re   Registration Statement on Form S-3
          ----------------------------------

Ladies and Gentlemen:

     I am Associate General Counsel of Nine West Group Inc., a Delaware corporation (the "Company"), and am rendering this opinion in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the registration by the Company of up to (i) $185,680,000 principal amount of its 5-1/2% Convertible Subordinated Notes Due 2003 (the "Notes") and (ii) 3,055,958 (or such other number as may be issuable upon conversion of the Notes as a result of the antidilution provisions thereof) shares of common stock, par value $.01 per share, of the Company (the "Common Stock" and, together with the Notes, the "Securities") issuable upon conversion of the Notes, in each case, to be sold by the holders of the Securities (the "Selling Holders"). The Notes were originally issued under an Indenture, dated as of June 26, 1996 (the "Indenture"), by and between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank), as trustee (the "Trustee").

     I have examined (i) an executed copy of the Registration Statement and all exhibits thereto, (ii) an executed copy of the Indenture and (iii) specimens of the Notes. I have also examined such corporate records of the Company, including the Company's Restated Certificate of Incorporation and Second Amended and Restated By-Laws, certain resolutions adopted by the Board of Directors of the Company, and by the Pricing Committee appointed by the Board of Directors, relating to the issuance of the Securities, certificates received from state officials and statements I have received from officers and representatives of the Company. In making such examination and delivering this opinion, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to the originals of all documents submitted to me as certified, photostatic or conformed copies, the authenticity of the originals of all such latter documents, and the correctness of statements submitted to me by officers and representatives of the Company, and by public officials.

     Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

Nine West Group Inc.
August 20, 1997
Page 2

     1. The Notes have been duly authorized by requisite corporate action on the part of the Company and, when the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits (and will be subject to all of the limitations) provided for by the Indenture, except that enforcement may be subject to or limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and
(ii) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law).

     2. The shares of Common Stock initially issuable upon conversion of the Notes have been duly authorized by the Company and, assuming the Indenture has been duly qualified under the Trust Indenture Act, such shares, when issued and delivered upon such conversion in accordance with the terms and provisions of the Notes and the Indenture, will be validly issued, fully paid and nonassessable.

     I am a member of the Bar of the State of Connecticut. I express no opinion herein concerning any law other than the General Corporation Law of the State of Delaware.

     I hereby consent to the sole use of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Matters" in the Prospectus included therein. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion is not to be used, circulated, quoted, referred to or relied upon by any other person or for any other purpose without my prior written consent.


                                   Very truly yours,

                                   /s/ Beth Barban Hedberg

                                   Beth Barban Hedberg
                                   Associate General Counsel